                                                                  Exhibit 10.20

         Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

[COMPANY LOGO APPEARS HERE]


                                   AGREEMENT
                                      FOR
                             PROFESSIONAL SERVICES
                         BETWEEN STORAGENETWORKS, INC.
                                      AND
                              DELL MARKETING L.P.

This Agreement for Professional Services (hereinafter "Agreement") is made on this 27th day of April, 2000 , between STORAGENETWORKS, INC Corporation, a Delaware corporation, with principal offices at 100 Fifth Avenue, Waltham, MA 02451 "StorageNetworks"), and Dell Marketing L.P., "(Dell"), who hereby agree to the following:

     1.   Services.

          1.1 StorageNetworks Services. Dell may engage StorageNetworks to perform professional services (the "Services"), subject to the terms and conditions of this Agreement, which may either be performed directly for Dell or may be performed on subcontract basis in conjunction with Dell's provision of services to a Dell customer. The StorageNetworks Services shall be set forth in one or more statements of work ("SOWs").

          1.2. Statements of Work. Each SOW shall specifically reference this Agreement and shall contain at a minimum the following information:

               a.  a description of the Services ;
               b.  the place of performance;
               c.  the period of performance; and
               d.  the fees to be paid.


     2. Pricing. The following sets forth the hourly fees to be paid to StorageNetworks by Dell for the Services:


DESCRIPTION                                   PRICE PER HOUR
-------------------------------------------------------------------
Project Manager                                    $[**]
-------------------------------------------------------------------
Senior Architect                                   $[**]
-------------------------------------------------------------------
Architect                                          $[**]
-------------------------------------------------------------------
Consultant                                         $[**]
-------------------------------------------------------------------

During the term of this Agreement, the parties will meet no less than annually to review the fees payable for the Services.

     3. Payment. StorageNetworks shall submit invoices to Dell, Accounts Payable, One Dell Way, Round Rock, TX 78682-1810, on a monthly basis for Services performed during the preceding month, unless otherwise specified in the applicable SOW. Each invoice shall reference this Agreement, the applicable SOW, the services performed, any applicable royalties, duties and all other taxes, third party invoices for expenses, if any, and shall include supporting detail and documentation of all charges. Dell will not have any liability for any taxes based on StorageNetworks' net assets or income or for which Dell has an appropriate resale or other exemption. All amounts are due and payable in U.S. dollars, unless otherwise agreed by both parties in writing, within thirty (30) days from receipt of invoice. Dell has the right to withhold any applicable taxes from any royalties or other payments due under this Agreement if required by any government authority.

          3.1 Time and Materials. For SOWs to be performed on a time and materials basis, StorageNetworks shall not be obligated to provide, and Dell shall not be obligated to pay for, Services or expenses beyond the period of performance or in excess of any overall cap specified in the SOW.

          3.2. Fixed Price. For SOWs to be performed on a fixed price basis, Dell shall not be obligated to pay StorageNetworks in excess of the fixed price set forth in the SOW and StorageNetworks shall be solely responsible for costs incurred by StorageNetworks in excess of the fixed price set forth therein unless agreed to otherwise in writing by the parties.

     4. Expenses. Dell will reimburse StorageNetworks for all out-of pocket expenses actually incurred by StorageNetworks, at Dell's request, in rendering Services under any SOW so long as such expenses are documented, necessary, reasonable, directly related to work specified in the SOW and incurred in accordance with StorageNetworks', then current, standard travel policy. StorageNetworks' current reimbursement policies are attached hereto as Exhibit C.

     5. Changes. Either party may request changes in the scope of work specified in a SOW. Upon agreement between the parties as to the changes and associated price increase or decrease, Dell shall create an amendment in writing to the affected SOW either in accordance with the provisions of this Section 5 or as otherwise provided in the change management provisions, if any, of the SOW. Dell shall not be obligated to pay for any changed Services and StorageNetworks shall not be required to perform any changed Services in the absence of a duly executed amendment signed by the parties.

     6. Non-Disclosure of Confidential and Proprietary Information. The written nondisclosure agreement existing between StorageNetworks and Dell, effective August 6, 1999, Dell NDA #99080626, will control and apply according to its terms and conditions to all confidential information the parties exchange. In the event that agreement is terminated or expires, the terms listed in Exhibit B will apply to the confidential information the parties exchange with one another.

     7. Title to Work Product. All rights, title and interest in and to any patents, copyrights, mask work rights, trade secrets, trademarks and other intellectual property developed by StorageNetworks or its contractors in the performance of Services hereunder or utilizing the Confidential Information of Dell (collectively "Work Product") shall be, and hereby are, assigned to Dell. All Work Product shall be deemed to be "work made for hire" to the extent allowed by law. To the extent any Work Product is not a "work made for hire" under applicable law, StorageNetworks hereby assigns and transfers to Dell all of its right, title and interest in and to the Work Product. To the extent the Work Product incorporates or requires for use pre-existing works owned by or licensed to StorageNetworks (the "Licensed Materials"), StorageNetworks hereby grants to Dell an irrevocable, non-exclusive, worldwide, royalty-free license to: (a) use, execute, produce, display, perform, copy, distribute (internally and externally) copies of, and prepare derivative works based upon, the Licensed Materials and their derivative works, and (b) authorize others to do any, some or all of the foregoing. StorageNetworks agrees to take all such actions as may be reasonably necessary to assign the Work Product to Dell.

     8.   Warranty.

          8.1. StorageNetworks represents and warrants on an ongoing basis that:

               (a) Services will comply with the description of Services set forth in the applicable Schedule; comply with all of the other terms and conditions of this Agreement; and be performed in good and workmanlike manner by a skilled and qualified staff in accordance with generally accepted industry standards;

               (b) For any deliverables or goods provided in performance of the Services, Dell will acquire good and marketable title to the deliverables, and that all deliverables will be free and clear of all liens, claims, encumbrances and other restrictions;

               (c) All goods (including deliverables) delivered hereunder will be new; free from defects in design, materials and workmanship, and will conform to any StorageNetworks specifications including any specifications set forth in an applicable Schedule or Order for one (1) year from the date of delivery to Dell;

               (d) It has all the rights and licenses in the goods or deliverables necessary to allow Dell to use the goods or deliverables without restriction or additional charge; and

               (e) This Agreement (including without limitation the delivery of goods or deliverables and performance of the Services) does not violate any applicable law (including without limitation all applicable import or export regulations and all licensing or permitting requirements) or breach any other agreement to which StorageNetworks is a party or bound.

          8.2. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, STORAGENETWORKS MAKES NO OTHER EXPRESS OR IMPLIED WARRANTIES, INCLUDING BUT NOT LIMITED TO, IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NONINFRINGEMENT.

     9. Independent Contractor. Each party agrees that the other party is an independent contractor and neither party shall be deemed an agent of the other. At no time shall either party make any commitments or incur any expenses for, or in the name of, the other party without the prior approval of the other party. StorageNetworks' personnel are not, nor shall they be deemed to be at any time during the term of this Agreement, employees of Dell. StorageNetworks will be solely responsible for payment of all compensation owed to its personnel, as well as for payment of employment related taxes and workers' compensation insurance.

     10. Indemnification. StorageNetworks hereby agrees to indemnify, defend and hold Dell harmless against all damages, injuries or deaths, liabilities and expenses (including legal costs and reasonable attorney fees) arising from or in connection with any alleged or actual: (a) infringement, violation or misappropriation of any third party's trade secrets, proprietary information, trademark, copyright or patent in connection with StorageNetworks' performance of Services; (b) a claim that StorageNetworks' Services and/or goods and deliverables it has provided under this Agreement have damaged real or tangible personal property or caused bodily injury or death; (c) breach of StorageNetworks' warranties contained in this Agreement; (d) claims by or on behalf of StorageNetworks' subcontractors, suppliers, employees or agents arising from StorageNetworks actions or inactions; and (e) any violation of any governmental laws, rules, ordinances or regulations by StorageNetworks. StorageNetworks contractual obligation of indemnification shall not extend to the percentage of the third party claimant's damages or injuries attributable to Dell's negligence or other fault, breach of contract or warranty.. StorageNetworks' obligation to indemnify Dell will survive the termination of this Agreement.

     11. Limitation of Liability. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY SPECIAL, INDIRECT, OR CONSEQUENTIAL DAMAGES INCLUDING, WITHOUT LIMITATION, LOST BUSINESS OR LOST PROFITS, WHETHER FORESEEABLE OR NOT, EVEN IF THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES ARISING OUT OF OR IN CONNECTION WITH THE PERFORMANCE OR NON-PERFORMANCE UNDER THIS AGREEMENT.

          11.1 Notwithstanding the foregoing, the limitation set forth in the paragraph 11 above shall not apply to:

               (i)    breach of terms set forth in section 6 (Confidentiality);
               (ii)   breach of terms set forth in section 7 (Work Product); or
               (iii)  liability arising under section 10(a) or (b).

     12.  Termination.

          12.1 Termination for Breach. If either party breaches any material provision of this Agreement, the other party may terminate this Agreement upon thirty (30) days prior written notice, provided the breach is not cured within such 30 day period. Such termination shall not relieve either party from those of its obligations hereunder that accrued prior to the date of termination, nor shall it relieve the party in breach from any liability resulting there from.

          12.2 Termination for Convenience. Either party may terminate this Agreement or any Statement of Work without cause upon no less than ninety 90 days prior written notice to the other party. Dell shall also have the right to immediately terminate any SOW in the event that Dell's customer (if the SOW relates to a subcontracting arrangement) terminates its project or agreement with Dell. Dell agrees to pay StorageNetworks all fees due and any expenses incurred up to the date of termination.

          12.3 Upon termination or expiration of this Agreement, a Schedule or an Order, or portion of a Schedule or Order, StorageNetworks will, in addition to any other obligations of StorageNetworks on termination or expiration:

               12.3.1 Cease all performance of the terminated Services and furnish to Dell all deliverables and work in progress;

               12.3.2 Return to Dell all copies of any confidential or proprietary information of Dell related to the terminated Services, and cease all use of these materials; and,

               12.3.3 Within thirty (30) days, provide a full accounting itemizing all Services performed, in accordance with this Agreement, related to the terminated Services for which StorageNetworks has not yet received payment.

     13. Survival. The provisions of this Agreement that, by the terms, survive termination or expiration of this Agreement, including, without limitation, Sections 6 (Non-Disclosure ), 7 (Title to Work Product), 8 (Warranty), 10 (Indemnification), and 11 (Limitation of Liability), shall survive termination of this Agreement.

     14. Notices. All notices, requests, authorizations, directions, or other communications under this Agreement shall be given in writing by personal delivery, by U.S. mail postage prepaid, by facsimile with confirmed answerback, or by overnight courier. Notice shall be effective upon delivery in the case of personal delivery or overnight courier, on receipt in the case of facsimile, and three days after mailing in the case of U.S. mail. A copy of any notice to Dell shall be sent to Dell Marketing L.P., Attn: Legal Department, One Dell Way, Round Rock, TX 78682.

     15.  Miscellaneous.

          15.1 This Agreement and the SOWs hereto, if any, contain the entire understanding of the parties with respect to the matters contained herein. There are no promises, covenants, or undertakings other than those expressly set forth herein. This Agreement may not be modified except by a writing, executed by authorized representatives of Dell and StorageNetworks. This Agreement may not be assigned by either party without the written consent of the other party (which consent will not be unreasonably withheld, delayed or conditioned).

          15.2 Insurance: StorageNetworks will obtain and at all times during the term of this Agreement maintain at its own expense, with reputable insurance companies, the minimum insurance coverages stated in Exhibit A.

          15.3 Records: StorageNetworks will maintain accurate and legible records in English during the term of this Agreement and for five (5) years thereafter and will grant to Dell reasonable access to and copies of, any information reasonably requested by Dell with respect to StorageNetwork's performance under this Agreement.

          15.4 Remedies: Except as may be otherwise provided in this Agreement, the rights or remedies of the parties hereunder are not exclusive, and either party shall be entitled alternatively or cumulatively, subject to the other provisions of this Agreement, to damages for breach, to an order requiring specific performance, or to any other remedy available at law or in equity.

The parties hereby acknowledge that they have read and do understand this Agreement hereto, and agree to all terms and conditions stated herein and attached hereto.

STORAGENETWORKS, INC.                     DELL MARKETING L.P.

/s/ Paul C. Flanagan                      /s/ illegible
------------------------------            -----------------------------------
Signature                                 Signature

Paul C. Flanagan
------------------------------            -----------------------------------
Printed Name                              Printed Name
Senior Vice President of
Finance and Administration, CFO
------------------------------            -----------------------------------
Title                                     Title

                                   EXHIBIT A

                  to the Agreement for Professional Services
                             Insurance Provisions

(a) Statutory workers' compensation insurance in the state(s) or jurisdiction(s) in which StorageNetworks' employees perform services for Dell, and employer's liability insurance with limits of not less than $500,000: (i) for each accident or occupational disease; and (ii) for each employee. The policy will include an endorsement or certificate of coverage naming Dell as an alternate employer, for the sole purpose of preventing Dell's workers' compensation carrier from denying coverage based on a claim of employment status, and include a waiver of subrogation in favor of Dell. StorageNetworks waives all claims and causes of action against Dell, its officers, directors, and employees for any and all injuries compensable under StorageNetoworks' workers' compensation insurance coverage.

(b) Commercial general liability insurance with limits for bodily injury and property damage liability of not less than $1,000,000 personal injury for each occurrence, $2,000,000 general aggregate and products/completed operations coverage which will include premises/operations liability, independent contractors liability, and broad form contractual liability coverage specifically in support of, but not limited to, the indemnity provisions stated in this Agreement. Any endorsement to, certificate or evidence of coverage under the policy will include a waiver of subrogation in favor of Dell; will be endorsed to include Dell as additional insured; will contain cross-liability and severability of interest coverage and will state that the insurance is the primary insurance as regards any other insurance carried by Dell.

(c) If required business automobile liability insurance with a limit of not less than $1,000,000 per occurrence for bodily injury and property damage liability written to cover all owned, hired and non-owned automobiles arising out of the use thereof by or on behalf of StorageNetworks and its employees. Any endorsement to, certificate or evidence of coverage under, this policy will include a waiver of subrogation in favor of Dell, be endorsed to included Dell as an additional insured and will state that this insurance is the primary insurance as respects any insurance carried by Dell.

(d) StorageNetworks will furnish to Dell insurance certificates, endorsements, or evidence of coverage signed by authorized representatives of the companies providing the coverage required under the terms of this Agreement. All policies providing coverage will contain provisions that no cancellation, non-renewal or material adverse changes in the policy will become effective, except on thirty (30) days written notice thereof to Dell.

(e) Failure to secure the insurance coverage or the failure to comply fully with any of the insurance provisions of this Agreement as may be necessary to carry out the terms and provisions of this Agreement will be deemed to be a material breach of this Agreement. The provision of insurance coverage hereunder or the lack thereof, does not in any way reduce or limit StorageNetworks' responsibility/liability under this Agreement including, without limitation, its indemnification obligations. Any and all deductibles in the above described insurance policies will be assumed by, for the account of, and at the sole risk of StorageNetworks. Dell reserves the right to request reasonable adjustments to the requirements or to request other types of policies to support the level of Services being performed by StorageNetworks as a provision of the Statement of Work outlining such Service, and StorageNetworks shall not unreasonably refuse to make such adjustments.

                                   EXHIBIT B

                   to the Agreement for Professional Servics

                           CONFIDENTIAL INFORMATION

For the purposes of this Exhibit B, "party" or "parties" shall mean Dell Computer Corporation and Customer, including their respective subsidiaries and affiliates. The parties agree to maintain confidential information as follows:

1. DEFINITION OF CONFIDENTIAL INFORMATION. The parties understand and agree that confidential information is any and all current and future Product and/or Services information, roadmap, technical or financial information, customer names, addresses and related data, contracts, practices, procedures and other business information, including software reports, strategies, plans, documents, drawings, machines, tools, models, patent disclosures, samples, materials and requests for proposals that may be disclosed between the parties, whether written, oral, electronic or otherwise, however and wherever acquired ("Confidential Information"). Confidential Information excludes any information which would otherwise fall in the definitions above, but which was (a) known to the recipient of the information ("Recipient") before receipt from the disclosing party; (b) publicly available through no fault of Recipient; (c) rightly received by Recipient from a third party without a duty of confidentiality; (d) disclosed by disclosing party to a third party without a duty of confidentiality on the third party; (e) independently developed by Recipient without breach of this or any other confidentiality agreement; or
     (f) disclosed by Recipient after prior written approval from the disclosing party.

2. OBLIGATIONS OF CONFIDENTIALITY AND REMEDIES. Recipient agrees to protect the disclosing party's Confidential Information with the same degree of care, but no less than a reasonable degree of care, as Recipient uses with respect to its own Confidential Information. Neither party has any obligation to exchange Confidential Information. Both parties acknowledge and agree that the disclosure of the other party's Confidential Information could cause irreparable harm. Therefore, an injured party is entitled to applicable equitable relief, including injunctions, in addition to other remedies, for such wrongful disclosure of Confidential Information. In addition, disclosure of Confidential Information required by a government body or court of law is not a violation of this Section if the Recipient gives prompt notice of the required disclosure to the disclosing party.

3. TERM OF CONFIDENTIALITY OBLIGATIONS. Recipient's duty to protect Confidential Information expires three (3) years from the date of disclosure of the particular Confidential Information.

4. COOPERATION REGARDING PUBLIC RELEASE OF INFORMATION. Both parties agree to cooperate with each other in the release of information, whether confidential or otherwise, relating to the Agreement. Each party may mention the other party's name in press releases or other public releases of information as long as they have first obtained the other party's permission, in writing, prior to the release of the information.

5. NO WARRANTIES ON CONFIDENTIAL INFORMATION. Neither party warrants or guarantees the accuracy of any Confidential Information transferred between the parties.

                                   EXHIBIT C

                         StorageNetworks Travel Policy
                            Policy and Application

This policy provides the guidelines upon which StorageNetworks, Inc ("SNI") employees will be reimbursed for reasonable and necessary out of pocket travel and living expenses incurred in the performance of their business duties. These guidelines apply to all SNI personnel employed worldwide, including temporary and contract employees of the company, who travel on behalf of SNI. Failure to follow these policies and procedures will preclude or jeopardize reimbursement.

       SNI WILL REIMBURSE ACTUAL EXPENSES ONLY (NO PER DIEM ALLOWANCES).

         ALL RECEIPTS MUST BE ORIGINALS...COPIES WILL NOT BE ACCEPTED. (AMEX CARD STATEMENTS THAT INCORPORATE RECEIPTS ARE ACCEPTABLE)

                               POLICY STATEMENT

When it is necessary to incur travel, entertainment or other business expenses, each employee has the responsibility to incur expenses at least cost to the company consistent with the assigned mission. The overriding precept for travel "style" and cost is, most simply put, SPEND AS IF IT WERE YOUR OWN HARD EARNED MONEY.

                                 RESPONSIBILITY

Responsibility for compliance with this policy rests jointly with EACH SNI EMPLOYEE requesting reimbursement and with EACH SNI MANAGER approving reimbursement of expenses under this policy. Employees and the managers (supervisors) responsible for approving an employees expense report must resolve any exceptions to this policy before submitting for reimbursement.

  ALL EXCEPTIONS TO THE TRAVEL POLICY MUST BE PRE-APPROVED IN WRITING BY THE
           PURCHASING DIRECTOR, OR IN HIS ABSENCE, THE CONTROLLER.
         FAILURE TO OBTAIN SUCH PRE-APPROVAL WILL RESULT IN DELAY OR
                        NON-REIMBURSEMENT OF EXPENSES.

1.   General

     . Effective immediately, and to be fully implemented by November1, 1999, OUR SOLE CORPORATE TRAVEL AGENCY WILL BE OT&T TRAVEL MANAGEMENT whose account office address is 290 Concord Road, Billerica, MA 01821. Note: corporate business with Fugazy Travel has been terminated.
     . OT&T TRAVEL RESERVATION NUMBERS: 877-203-1866 OR 978-625-6880
     . OT&T FAX: 978-625-6888
     . AFTER HOURS  EMERGENCY ASSISTANCE: 800-297-2727 CODE M3X3.
       WEST COAST LOCATIONS ONLY MAY CALL 978-858-6880 OR FAX TO 978-858-6806 BETWEEN 2:00 AND 5:00 PM (PST) ONLY.
     . OT&T TRAVEL E-MAIL ADDRESS FOR SNI TRAVELERS :
       StorageNetworks@ott-travel.com

2.   Traveler Profile and Travel Agency Billing

     . At Appendix One to this Policy and Procedure, and available separately in KnowledgeWorks, is a joint OT&T Travel/Storage Networks form, titled TRAVELER PROFILE. Each SNI employee who anticipates traveling on company business will complete the form and return by fax or E-Mail (preferred method) to OT&T Travel immediately. All coordination with OT&T will involve the use of information provided by the individual's TRAVELER PROFILE. OT&T Travel's capacity to provide the quality service that we anticipate will be enhanced by the data base these individual forms will build.

     . THERE WILL BE NO CORPORATE BILLING ACCOUNT AT OT&T TRAVEL. Frequent travelers, who have not already done so, may apply to open an individual corporate credit card account (American Express). While such an account will facilitate isolating and reconciling business expenses, keeping payments current is an individual responsibility.

3.   Air Travel

     . ARRANGEMENTS: All air travel will be booked through our corporate travel agency, OT&T Travel, utilizing the individual credit card information provided to the agency on the TRAVELER PROFILE. Again, there will be no corporate billing account at OT&T Travel.

     . SCHEDULING: To obtain cost - effective, non-refundable fares, every effort should be made to book air travel a minimum of 7 days in advance.

     . SEATING: Domestic air travel will be booked at the lowest available coach fare. No first class or business class travel is authorized.

     . TICKETING: All travelers will utilize electronic ticketing, if available.
       If an electronic ticket is not used, the travel agent must be immediately advised.

     . REIMBURSEMENT: The airfare amount will be included as an expense when filing claims for travel reimbursement. Boarding passes must be attached to expense reports.

4.   Lodging

     . RESERVATIONS: Rooms will be booked by OT&T Travel in designated hotels in proximity to the destination. "Standard" hotel chains with pricing advantages developed by OT&T will be used.

     . DOUBLE OCCUPANCY: OT&T will process lodging requests in accordance with SNI policy that all employee hotel rooms be shared, subject to common sense exceptions based upon gender differences.

5.   Rental Cars

     . RESERVATIONS: All rental car reservations will be made through OT&T
       Travel, which will book with rental car companies providing the most cost effective rates. The Corporate Travel Agency will reserve rental cars in compliance with the SNI policy that, unless three or more employees are traveling in the same car, only compact or sub-compact will be rented. Full or luxury cars are not authorized.

     . REIMBURSEMENT: All rental cars must be returned with a full tank of gas to avoid any charges from the rental company. INSURANCE: Employees who have an individual SNI corporate credit card must waive collision coverage on car rentals. Employees who do not have a corporate card must contact their credit card company to insure that collision coverage is included. Employees should purchase collision coverage if the personal credit card being used does not include collision coverage. All other coverage will be declined.

             Expense Guidelines for Overnight and Extended Travel

1.   Air Travel, Lodging, and Rental Cars

     . Must be booked through OT&T Travel in compliance with Section IV, above.

2.   MEALS

     . GENERAL: The business purpose of each trip must be explicitly stated on expense report for meal reimbursement.

     . REIMBURSABLE:

         1. ACTUAL MEAL EXPENSES incurred during overnight and extended travel.

         2. Actual meal expenses for ENTERTAINMENT FOR DEVELOPMENTAL PURPOSES that have been formally PRE-APPROVED by the manager (supervisor) responsible for approving the travel expense claim. A matrix of approving authorities can be found below. The claim form will include a statement of the business purpose of the entertainment expense and a list of attendees. Again, original receipts must be referenced in the statement and attached. AMEX statements which incorporate the receipts are acceptable.

         3.    TIPS that do not exceed 18% of the total meal cost

         4. OUT OF TOWN MEALS SHOULD NOT EXCEED $60 PER PERSON PER DAY. We have not, and will continue to not, define a limit for any individual meal. This amount should be followed for all out of town trips.

     . NOT REIMBURSABLE:

         1. ALCOHOL IS NOT REIMBURSABLE and is strictly prohibited during business hours.

         2. MEALS AS ENTERTAINMENT expenses that have not been approved by the appropriate authorizing manager.

         3. MEALS CONSUMED PRIOR TO TRAVEL DEPARTURE. Note: in-flight meals are not factored into the daily meal apportionment.

3.   Ground Transportation to and from Airports

     . GENERAL: Employees must use the most economical means of transportation to and from the airport. This means that all employees must plan ahead for surface transportation requirements, including a number of factors in their calculations:

         1.   Duration of the trip
         2.   Distance to airport
         3.   Cost of parking at the airport
         4.   Cost of taxi or shuttle service to the airport

     . REIMBURSABLE ground expenses to and from airports include:
         1. Mileage to airport at $0.31 per mile (except if compensated by fixed auto allowance)
         2.   Tolls
         3.   Parking fees
         4.   Shuttle service.  NOTE: LIMOUSINE SERVICE IS NOT REIMBURSABLE

4.   Ground Transportation During Overnight Travel
     . GENERAL: Car rentals must be booked through OT&T Travel, our Corporate
       Travel Agent, in compliance with Section IV, above.

     . REIMBURSABLE expenses must be documented in the travel claim submission by attaching the original invoice from the rental car company.

     . NOT REIMBURSABLE: TAXI SERVICES are not reimbursable unless the total cost is less than the cost of a car rental for the same period of travel. LIMOUSINE SERVICE is not reimbursable.

5.   Use of Personal Cars for Overnight or Extended Travel

     . GENERAL: Extended travel for the purpose of claiming reimbursement for the business use of a personal car is defined as travel outside a radius of 50 miles.

     . RESPONSIBILITIES: An employee traveling in his/her personal car is responsible at all times for the vehicle and its contents. In the event of an accident, the employee will not be reimbursed for the deductible portion of his/her insurance policy.

     . REIMBURSEMENT for business mileage incurred in a personal vehicle will be at $0.31 PER MILE. When traveling from home to a customer location the reimbursement amount will be the lesser of (1) the distance from home to the customer or (2) the distance from your normal place of business to the customer. Related tolls and parking fees are reimbursable when referenced on the reimbursement claim with attached original receipts.

     . NOT REIMBURSABLE: Gasoline purchases should not be submitted for reimbursement since the estimated costs of fuel have already been factored into the mileage reimbursement rate.

6.   Reimbursement of Communication Costs

     . GENERAL: EMPLOYEES MUST USE CALLING CARDS WHEN MAKING LONG DISTANCE CALLS FROM HOTEL ROOMS. The initiation of a Corporate Calling Card account is in process.

     . REIMBURSABLE: Appropriately documented business calls, including the necessary use of FACSIMILE transmissions, and business related POSTAGE EXPENSES made in the course of travel are reimbursable. Personal calls made while traveling will be reimbursed if their frequency and duration are REASONABLE.

     . NOT REIMBURSABLE: Calls made from phones provided on airplanes.

                      EXPENSE GUIDELINES FOR LOCAL TRAVEL

1.   Lodging

     . Hotel costs are not reimbursable.

2.   Meals

     . Meals are not reimbursable except for customer entertainment.

3.   Transportation & Personal Car Usage

     . Taxis and shuttle services are not reimbursable unless they comply with the guidelines set forth in Section V, "Ground Transportation to Airport".

     . Employees traveling in their personal car are responsible at all times for the vehicle and its contents. In the event of an accident the employee will not be reimbursed for the deductible portion of his/her insurance policy.

     . Mileage reimbursement of $0.31 per mile is given only for mileage that exceeds normal daily commuting mileage. When traveling from home to a customer location the reimbursement amount is the lesser of (1) the distance from home to the customer or (2) the distance from your normal place of business to the customer. Related toll and parking costs are reimbursable when the original receipts are referenced and attached to the expense report.

     . Receipts for fuel expenses should not be submitted for reimbursement since fuel costs have already been calculated as part of the reimbursable mileage rate.

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                    GUIDELINES FOR OTHER BUSINESS EXPENSES

1.   Business Entertainment

     . The Company will reimburse ONLY entertainment expenses that have been pre-authorized by the manager responsible for approving the expense claim of the responsible employee. That manager is responsible for insuring that the expense is for a valid business purpose and that the related expense claim includes the purpose of the entertainment and an attached list of attendees.

     . Company or department lunches are not considered entertainment for IRS purposes and must be documented on expense reports as meal expenses. The business purpose of the lunch, as well as who attended, must be listed with the receipt.

     . Alcohol is not reimbursable and is strictly prohibited during business hours.

2.   Cellular Telephones

     . CELLULAR PHONES: Only designated employees are authorized reimbursement for cellular phones. Reimbursement for cellular phone costs will be limited to the cost of the phone and the base monthly charge only. PLEASE, SEE THE CELLULAR PHONE POLICY IN KNOWLEDGEWORKS UNDER FINANCE POLICIES FOR DETAILS. Cellular phone use for those authorized such phones will always be based upon the precept that the necessary communication could not wait until a standard phone was available.

     . REIMBURSABLE:
       1. Reimbursable cellular phone use, and associated claims, will be audited on a regular basis.

       2. Other phone, including facsimile, expenses will be reimbursed in accordance with the travel policies outlined in Section IV, paragraph 5 above.

       3. Personal calls made while traveling will be reimbursed if frequency and duration are reasonable.

3.   Billable Expenses
     . All customer billable expenses must comply with the Company Travel
       Policy.

     . Any travel expense claim that includes billable customer expenses must have the Customer P.O. Number written conspicuously on the top right hand corner of the expense report.

4.   Foreign Currency and Exchange Rates

     . All expense claims must be reported in US dollars.

     . Only the Finance department will calculate exchange rate conversions for expense reports.

     . Reasonable costs incurred to acquire foreign currency are reimbursable.

5.   Miscellaneous Reimbursable Expenses

     . Telephone, fax and postage for business communications will be reimbursed in accordance with Section V, paragraph 5 above.

     . Costs for cleaning, pressing, and laundering may be submitted for reimbursement when travel related to these expenses is in excess of four
       (4) nights. Original receipts must be attached to the claim.

     . Tolls and parking fee reimbursement will be reimbursed in accordance with the policies and procedures outlined in Section V, Paragraph 3 and
       Section VI, Paragraph 3.

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     . Reimbursement for any other (miscellaneous) expense, such as tools or office supplies will be contingent upon submission of a detailed explanation of the business purpose and necessity of the purchase(s) and supporting original receipts.

6.   Miscellaneous Non-reimbursable Expenses

     The following is a list of items that are definitively not reimbursable. This list is not all-inclusive and is not intended to provide answers to all prospective questions. It is simply a guide to assist our employees in avoiding incurring non-reimbursable expenses because of misconceptions about the potential for reimbursement. Non-reimbursable:

     . Airline club memberships
     . Airline upgrade coupon booklets
     . Airline guides
     . Airline headsets
     . Travel Insurance
     . Personal automobile insurance/deductibles
     . Personal car gasoline
     . Traffic violations and citations
     . Lost airline ticket applications
     . Mini-bar services
     . In-room movies
     . Credit card fees
     . Barber, hairstylist, manicurist, masseur/masseuse fees
     . Birthday or celebration gifts
     . Unauthorized donations or contributions
     . Personal items other than emergency items purchased while traveling . Clothing
     . Personal liquor or entertainment
     . Pet care, lawn care, or snow removal
     . Theft, loss, or damage to personal property
     . Daily newspapers ( including expenses incurred while traveling )
     . Palm Pilots
     . Home phone, fax, or computer lines

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                         EXPENSE REPORT REIMBURSEMENTS

1.   Approval & Reimbursement of Expense Reports

     SUBMISSION CYCLE: Travel and Entertainment (T&E) reports will be submitted in two cycles per month; the 15th and the last day of the month. Failure to follow this schedule will result in delayed reimbursement.

     All business expenses must be classified (categories such as out of town meal, business meal, auto rental, supplies). Original receipts and invoices will be attached to the expense report in support of all items claimed. Credit card statements are not valid receipts. In accordance with the guidance above, a detailed explanation of the business purpose of any business meals or miscellaneous expenses claimed (such as supplies) will be included in the expense report.

     Each receipt will include the prospect or customer related to the expense

     The employee and his/her immediate supervisor will each sign the expense report. When the supervisor has reviewed, approved, and signed the report, it will be forwarded to the Finance Department at Corporate (ATTN: Expense Report, Accounts Payable). REPORTS SUBMITTED WITHOUT SIGNATURES WILL BE RETURNED.

     Each item claimed will indicate the prospect/customer related to the expense. This is a key element in the trail when submitting multiple receipts in a report.

     Boarding passes must be attached to expense reports and the airfare amount must be included as an expense in accordance with the procedures outlined above.

     The mandated use of electronic ticketing will preclude the need to return unused tickets. In the rare instance that electronic ticketing is not available, unused tickets will be returned to the Corporate Travel Agency as a follow-up to the required immediate notification that the traveler will not be able to use the ticket. (Do not submit unused airline tickets bundled with expense report receipts).

     The only acceptable car rental receipts for which reimbursement will be made are for contracts made through the Corporate Travel Agency, OT&T Travel. Again, as in all instances, credit card statements are not acceptable. Original receipts are required.

2. Format for the Expense Report submission is located in the template section of these policies and procedures. The approving authority for expense reports, and therefore also for prior approval of the use of business meals for developmental purposes is the direct supervisor of the employee submitting the expense. Within the Regions, the Regional Director will establish the approving authority chain for all regional employees and be responsible for all expenses, including business meals, incurred by them.

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